Marsh McLennan 1166 Avenue of the Americas New York, New York 10036-2774 +1 212 345 5000 www.marshmclennan.com

News release	Exhibit 99.1

Marsh McLennan reports third quarter 2025 results
•Revenue Growth of 11%; Underlying Revenue Growth of 4%
•GAAP Operating Income Increases 6%; Adjusted Operating Income Increases 13%
•Third Quarter GAAP EPS of $1.51; Adjusted EPS Increases 11% to $1.85
•Nine Months GAAP EPS of $6.75; Adjusted EPS Increases 9% to $7.63

NEW YORK, October 16, 2025 – Marsh McLennan (NYSE: MMC), the world's leading professional services firm in the areas of risk, strategy and people, today reported financial results for the third quarter ended September 30, 2025.
John Doyle, President and CEO, said: "Our third quarter results were solid and tracked with expectations. Overall, we generated 11% revenue growth, or 4% on an underlying basis, as well as 13% growth in adjusted operating income and 11% growth in adjusted EPS."
"Earlier this week, we announced that the company and its businesses will brand as Marsh. We also announced the creation of Business and Client Services (BCS) to accelerate client impact and efficiency. I am excited for this next chapter as we deliver even greater capabilities, data and insights, and technology to clients in this complex environment."

Consolidated Results
Consolidated revenue in the third quarter of 2025 was $6.4 billion, an increase of 11% compared with the third quarter of 2024, or 4% on an underlying basis. Operating income rose 6% to $1.2 billion. Adjusted operating income, which excludes noteworthy items and identified intangible amortization expense as presented in the attached supplemental schedules, rose 13% to $1.4 billion. Net income attributable to the Company was $747 million. Earnings per share were $1.51. Adjusted earnings per share increased 11% to $1.85.

For the nine months ended September 30, 2025, consolidated revenue was $20.4 billion, an increase of 11% on a GAAP basis or 4% on an underlying basis, compared to the prior year period. Operating income was $5.0 billion, an increase of 7% from the prior year period. Adjusted operating income rose 11% to $5.7 billion. Net income attributable to the Company was $3.3 billion, or $6.75 per diluted share, compared with $6.59 in the first nine months of 2024. Adjusted earnings per share increased 9% to $7.63.
Risk & Insurance Services
Risk & Insurance Services revenue was $3.9 billion in the third quarter of 2025, an increase of 13%, or 3% on an underlying basis. Operating income increased 3% to $750 million, while adjusted operating income increased 13% to $965 million. For the nine months ended September 30, 2025, revenue was $13.3 billion, an increase of 13%, or 4% on an underlying basis. Operating income rose 6% to $3.8 billion, and adjusted operating income increased 12% to $4.4 billion.
Marsh's revenue in the third quarter of 2025 was $3.4 billion, an increase of 16%, or 4% on an underlying basis. In U.S./Canada, underlying revenue rose 3%. International operations produced underlying revenue growth of 5%, including 5% in EMEA, 6% in Asia Pacific, and 3% in Latin America. For the nine months ended September 30, 2025, Marsh’s underlying revenue growth was 5%.
Guy Carpenter's revenue in the third quarter was $398 million, an increase of 5% on both a GAAP and underlying basis. For the nine months ended September 30, 2025, Guy Carpenter’s underlying revenue growth was 5%.
Consulting
Consulting revenue was $2.5 billion in the third quarter of 2025, an increase of 9%, or 5% on an underlying basis. Operating income increased 8% to $501 million, while adjusted operating income increased 11% to $545 million. For the first nine months ended September 30, 2025, revenue was $7.2 billion, an increase of 7%, or 4% on an underlying basis. Operating income rose 8% to $1.4 billion, and adjusted operating income increased 9% to $1.5 billion.
Mercer's revenue in the third quarter was $1.6 billion, an increase of 9%, or 3% on an underlying basis. Health revenue increased 6% on an underlying basis, Wealth revenue increased 3% on an underlying basis, and Career revenue was flat on an underlying basis. For the nine months ended September 30, 2025, Mercer’s revenue was $4.6 billion, an increase of 3% on an underlying basis.
Oliver Wyman’s revenue in the third quarter of 2025 was $886 million, an increase of 9%, or 8% on an underlying basis. For the nine months ended September 30, 2025, Oliver Wyman’s revenue was $2.6 billion, an increase of 6%, or 5% on an underlying basis.

Other Items
The Company repurchased approximately 1.9 million shares of stock for $400 million in the third quarter of 2025.
Through nine months ended September 30, 2025, the Company has repurchased 4.6 million shares of stock for $1.0 billion.
On October 14, the company announced that it will change its brand to Marsh effective January 2026, and it has created a new business unit, Business and Client Services (BCS) to accelerate innovation, drive efficiency and centralize investments in operational excellence, data, AI and other analytics. The Company's four businesses will adopt the Marsh brand beginning in 2027, following a transition period.
In January 2026, the Company's stock ticker symbol on the NYSE will change from MMC to MRSH.
Conference Call
A conference call to discuss third quarter 2025 results will be held today at 8:00 a.m. Eastern time. The live audio webcast may be accessed at marshmclennan.com. A replay of the webcast will be available approximately two hours after the event. The webcast is listen-only. Those interested in participating in the question-and-answer session may register here to receive the dial-in numbers and unique PIN to access the call.

About Marsh McLennan
Marsh McLennan (NYSE: MMC) is a global leader in risk, strategy and people, advising clients in 130 countries across four businesses: Marsh, Guy Carpenter, Mercer and Oliver Wyman. With annual revenue of over $24 billion and more than 90,000 colleagues, Marsh McLennan helps build the confidence to thrive through the power of perspective. For more information, visit marshmclennan.com, or follow us on LinkedIn and X.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "intend," "plan," "project" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would".
Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Factors that could materially affect our future results include, among other things:
•the impact of geopolitical or macroeconomic conditions on us, our clients and the countries and industries in which we operate, including from multiple major wars and global conflicts, tariffs or changes in trade policies, slower GDP growth or recession, fluctuations in foreign exchange rates, lower interest rates, capital markets volatility, inflation and changes in insurance premium rates;
•the impact from lawsuits or investigations arising from errors and omissions, breaches of fiduciary duty or other claims against us in our capacity as a broker or investment advisor, including claims related to our investment business’ ability to execute timely trades;
•the increasing prevalence of ransomware, supply chain and other forms of cyber attacks, and their potential to disrupt our operations, or the operations of our third party vendors, and result in the disclosure of confidential client or company information;
•the financial and operational impact of complying with laws and regulations, including domestic and international sanctions regimes, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act, U.K. Anti Bribery Act and cybersecurity, data privacy and artificial intelligence regulations;
•our ability to attract, retain and develop industry leading talent;
•our ability to compete effectively and adapt to competitive pressures in each of our businesses, including from disintermediation as well as technological change, digital disruption and other types of innovation such as artificial intelligence;
•our ability to manage potential conflicts of interest, including where our services to a client conflict, or are perceived to conflict, with the interests of another client or our own interests;
•our ability to fully realize the opportunities and efficiencies from the Thrive program, which focuses on our brand strategy, delivering greater value to clients, accelerating growth and improving efficiency;
•our ability to successfully integrate or achieve the intended benefits of the acquisition of McGriff;
•the regulatory, contractual and reputational risks that arise based on insurance placement activities and insurer revenue streams; and
•the impact of changes in tax laws, guidance and interpretations, such as the implementation of the Organization for Economic Cooperation and Development international tax framework, or the increasing number of challenges from tax authorities in the current global tax environment.
The factors identified above are not exhaustive. Marsh McLennan and its subsidiaries (collectively, the "Company") operate in a dynamic business environment in which new risks emerge frequently. Accordingly, we caution readers not to place undue reliance on any forward-looking statements, which are based only on information currently available to us and speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made.
Further information concerning the Company, including information about factors that could materially affect our results of operations and financial condition, is contained in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section and the "Management’s Discussion and Analysis of Financial Condition and Results of Operations" section of our most recently filed Annual Report on Form 10-K.

Marsh & McLennan Companies, Inc.
Consolidated Statements of Income
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$6,351	$5,697	$20,386	$18,391
Expense:
Compensation and benefits	3,894	3,442	11,639	10,366
Other operating expenses	1,287	1,147	3,743	3,350
Operating expenses	5,181	4,589	15,382	13,716
Operating income	1,170	1,108	5,004	4,675
Other net benefit credits	52	68	143	201
Interest income	10	12	34	61
Interest expense	(237)	(154)	(725)	(469)
Investment income	15	1	27	3
Income before income taxes	1,010	1,035	4,483	4,471
Income tax expense	253	283	1,083	1,155
Net income before non-controlling interests	757	752	3,400	3,316
Less: Net income attributable to non-controlling interests	10	5	61	44
Net income attributable to the Company	$747	$747	$3,339	$3,272
Net income per share attributable to the Company:
- Basic	$1.52	$1.52	$6.79	$6.65
- Diluted	$1.51	$1.51	$6.75	$6.59
Average number of shares outstanding:
- Basic	491	492	492	492
- Diluted	494	496	495	496
Shares outstanding at September 30	490	491	490	491

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Three Months Ended September 30
(Millions) (Unaudited)
The Company advises clients in 130 countries. As a result, foreign exchange rate movements may impact period over period comparisons of revenue. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue. Non-GAAP underlying revenue measures the change in revenue from one period to the next by isolating these impacts.

				Components of Revenue Change*
	Three Months Ended September 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2025	2024
Risk and Insurance Services
Marsh (a)	$3,400	$2,934	16%	1%	11%	4%
Guy Carpenter	398	381	5%	1%	—	5%
Subtotal	3,798	3,315	15%	1%	10%	4%
Fiduciary interest income	109	138
Total Risk and Insurance Services	3,907	3,453	13%	1%	9%	3%
Consulting
Mercer	1,579	1,452	9%	1%	4%	3%
Oliver Wyman Group	886	810	9%	2%	—	8%
Total Consulting	2,465	2,262	9%	2%	3%	5%
Corporate Eliminations	(21)	(18)
Total Revenue	$6,351	$5,697	11%	1%	7%	4%
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Three Months Ended September 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2025	2024
Marsh:
EMEA	$813	$747	9%	3%	—	5%
Asia Pacific	361	342	6%	—	—	6%
Latin America	137	134	2%	—	(1)%	3%
Total International	1,311	1,223	7%	2%	—	5%
U.S./Canada (a)	2,089	1,711	22%	—	19%	3%
Total Marsh	$3,400	$2,934	16%	1%	11%	4%
Mercer:
Wealth	$705	$625	13%	2%	8%	3%
Health	555	520	7%	1%	—	6%
Career	319	307	4%	1%	3%	—
Total Mercer	$1,579	$1,452	9%	1%	4%	3%

(a)Acquisitions, dispositions and other in 2025 includes the impact of McGriff.

* Rounded to whole percentages. Components of revenue may not add due to rounding.
** Acquisitions, dispositions, and other includes the impact of current and prior year items excluded from the calculation of non-GAAP underlying revenue for comparability purposes. Details on these items are provided in the reconciliation of non-GAAP revenue to GAAP revenue tables included in this release.

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Nine Months Ended September 30
(Millions) (Unaudited)
The Company advises clients in 130 countries. As a result, foreign exchange rate movements may impact period over period comparisons of revenue. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue. Non-GAAP underlying revenue measures the change in revenue from one period to the next by isolating these impacts.

				Components of Revenue Change*
	Nine Months Ended September 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2025	2024
Risk and Insurance Services
Marsh (a)	$10,702	$9,202	16%	—	12%	5%
Guy Carpenter	2,281	2,161	6%	—	1%	5%
Subtotal	12,983	11,363	14%	—	10%	5%
Fiduciary interest income	311	385
Total Risk and Insurance Services	13,294	11,748	13%	—	9%	4%
Consulting
Mercer (b)	4,573	4,256	7%	—	4%	3%
Oliver Wyman Group	2,577	2,436	6%	1%	—	5%
Total Consulting	7,150	6,692	7%	—	3%	4%
Corporate Eliminations	(58)	(49)
Total Revenue	$20,386	$18,391	11%	—	7%	4%
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Nine Months Ended September 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2025	2024
Marsh:
EMEA	$2,878	$2,684	7%	1%	—	7%
Asia Pacific	1,105	1,069	3%	(1)%	(1)%	5%
Latin America	393	396	(1)%	(5)%	(1)%	5%
Total International	4,376	4,149	5%	—	—	6%
U.S./Canada (a)	6,326	5,053	25%	—	22%	4%
Total Marsh	$10,702	$9,202	16%	—	12%	5%
Mercer:
Wealth (b)	$2,060	$1,909	8%	—	5%	3%
Health (b)	1,757	1,605	10%	—	3%	6%
Career	756	742	2%	—	4%	(2)%
Total Mercer	$4,573	$4,256	7%	—	4%	3%

(a)Acquisitions, dispositions and other in 2025 includes the impact of McGriff.
(b)Acquisitions, dispositions and other in 2024 includes a net gain from the sale of the U.K. pension administration and U.S. health and benefits administration businesses, that comprised of a gain in Wealth, offset by a loss in Health.

* Rounded to whole percentages. Components of revenue may not add due to rounding.
** Acquisitions, dispositions and other includes the impact of current and prior year items excluded from the calculation of non-GAAP underlying revenue for comparability purposes. Details on these items are provided in the reconciliation of non-GAAP revenue to GAAP revenue tables included in this release.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three Months Ended September 30
(Millions) (Unaudited)
Overview
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (referred to in this release as in accordance with "GAAP" or "reported" results). The Company also refers to and presents certain additional non-GAAP financial measures, within the meaning of Regulation G and item 10(e) Regulation S-K in accordance with the Securities Exchange Act of 1934. These measures are: non-GAAP revenue, adjusted operating income (loss), adjusted operating margin, adjusted income, net of tax and adjusted earnings per share (EPS). The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP in the following tables.
The Company believes these non-GAAP financial measures provide useful supplemental information that enables investors to better compare the Company’s performance across periods. Management also uses these measures internally to assess the operating performance of its businesses and to decide how to allocate resources. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company's non-GAAP measures include adjustments that reflect how management views its businesses, and may differ from similarly titled non-GAAP measures presented by other companies.
In the first quarter of 2025, the Company changed its methodology to report adjusted operating income (loss), adjusted income, net of tax and adjusted EPS to exclude the impact of intangible amortization and other net benefit credits. Prior year results are presented using the new methodology for comparative purposes.
Adjusted Operating Income (Loss) and Adjusted Operating Margin
Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items and identified intangible amortization expense from the Company's GAAP operating income (loss). The following tables reconcile adjusted operating income (loss) to GAAP operating income (loss) on a consolidated and reportable segment basis for the three and nine months ended September 30, 2025 and 2024. The following tables also present adjusted operating margin. For the three and nine months ended September 30, 2025 and 2024, adjusted operating margin is calculated by dividing the sum of adjusted operating income by consolidated or segment adjusted revenue. The Company's adjusted revenue used in the determination of adjusted operating margin is calculated by excluding the impact of certain noteworthy items from the Company's GAAP revenue.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Three Months Ended September 30, 2025
Operating income (loss)	$750	$501	$(81)	$1,170
Operating margin	19.2%	20.3%	N/A	18.4%
Add (deduct) impact of noteworthy items:
Restructuring (a)	20	18	8	46
Change in contingent and deferred consideration (b)	32	2	—	34
McGriff integration and retention related costs	50	—	2	52
Acquisition related costs (c)	—	7	—	7
Acquisition and disposition related gains	(3)	—	—	(3)
Total noteworthy items	99	27	10	136
Identified intangible amortization expense	116	17	—	133
Operating income adjustments	215	44	10	269
Adjusted operating income (loss)	$965	$545	$(71)	$1,439
Adjusted operating margin	24.7%	22.1%	N/A	22.7%

Three Months Ended September 30, 2024
Operating income (loss)	$733	$462	$(87)	$1,108
Operating margin	21.2%	20.4%	N/A	19.5%
Add (deduct) impact of noteworthy items:
Restructuring (a)	22	14	18	54
Change in contingent and deferred consideration (b)	5	1	—	6
Acquisition related costs (c)	15	1	2	18
Total noteworthy items	42	16	20	78
Identified intangible amortization expense	77	13	—	90
Operating income adjustments	119	29	20	168
Adjusted operating income (loss)	$852	$491	$(67)	$1,276
Adjusted operating margin	24.7%	21.7%	N/A	22.4%

(a)In the third quarter of 2025, the Company launched a three-year program, Thrive, which focuses on our brand strategy, delivering greater value to clients, accelerating growth and improving efficiency. The Program will generate savings from process and automation efficiencies and optimization of our global operating model. Costs in 2025 related to Thrive include severance and outside services. Costs in 2025 also reflect severance and lease exit charges for other restructuring activities. Costs in 2024 include severance and lease exit charges for activities focused on workforce actions, rationalization of technology and functional resources, and reductions in real estate.
(b)Reflects the change in the fair value of contingent consideration and deferred acquisition related costs.
(c)Reflects one-time acquisition and disposition related retention and other costs.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Nine Months Ended September 30
(Millions) (Unaudited)

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Nine Months Ended September 30, 2025
Operating income (loss)	$3,806	$1,413	$(215)	$5,004
Operating margin	28.6%	19.8%	N/A	24.5%
Add (deduct) impact of noteworthy items:
Restructuring (a)	51	32	13	96
Change in contingent and deferred consideration (b)	62	9	—	71
McGriff integration and retention related costs	164	—	2	166
Acquisition related costs (c)	7	12	—	19
Acquisition and disposition related gains (d)	(31)	(6)	—	(37)
Total noteworthy items	253	47	15	315
Identified intangible amortization expense	357	55	—	412
Operating income adjustments	610	102	15	727
Adjusted operating income (loss)	$4,416	$1,515	$(200)	$5,731
Adjusted operating margin	33.3%	21.2%	N/A	28.2%

Nine Months Ended September 30, 2024
Operating income (loss)	$3,595	$1,304	$(224)	$4,675
Operating margin	30.6%	19.5%	N/A	25.4%
Add (deduct) impact of noteworthy items:
Restructuring (a)	73	30	37	140
Change in contingent and deferred consideration (b)	17	4	—	21
Acquisition related costs (c)	27	31	2	60
Acquisition and disposition related gains (d)	—	(21)	—	(21)
Total noteworthy items	117	44	39	200
Identified intangible amortization expense	233	36	—	269
Operating income adjustments	350	80	39	469
Adjusted operating income (loss)	$3,945	$1,384	$(185)	$5,144
Adjusted operating margin	33.6%	20.7%	N/A	28.0%

(a)In the third quarter of 2025, the Company launched a three-year program, Thrive, which focuses on our brand strategy, delivering greater value to clients, accelerating growth and improving efficiency. The Program will generate savings from process and automation efficiencies and optimization of our global operating model. Costs in 2025 related to Thrive include severance and outside services. Costs in 2025 also reflect severance and lease exit charges for other restructuring activities. Costs in 2024 include severance and lease exit charges for activities focused on workforce actions, rationalization of technology and functional resources, and reductions in real estate.
(b)Reflects the change in the fair value of contingent consideration and deferred acquisition related costs.
(c)Reflects one-time acquisition and disposition related retention and other costs.
(d)RIS in 2025 includes primarily a gain on the sale of a business and a gain on the remeasurement of an investment. Consulting in 2024 includes the net gain on sale of the Mercer U.K. pension administration and U.S. health and benefits administration businesses, which was adjusted in 2025. These amounts are included in revenue in the consolidated statements of income and excluded from non-GAAP underlying revenue and adjusted revenue used in the calculation of adjusted operating margin.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three and Nine Months Ended September 30
(In millions, except per share data)
(Unaudited)
Adjusted income, net of tax is calculated as the Company's GAAP income from continuing operations, adjusted to reflect the after tax impact of the operating income adjustments in the preceding tables and the additional items listed below. Adjusted EPS is calculated by dividing the Company’s adjusted income, net of tax, by the average number of shares outstanding-diluted for the relevant period. The following tables reconcile adjusted income, net of tax to GAAP income from continuing operations and adjusted EPS to GAAP EPS for the three and nine months ended September 30, 2025 and 2024.

	Three Months Ended September 30, 2025			Three Months Ended September 30, 2024
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$757			$752
Less: Non-controlling interest, net of tax		10			5
Subtotal		$747	$1.51		$747	$1.51
Operating income adjustments	$269			$168
Other net benefit credits	(52)			(68)
Investments adjustment	(1)			—
Income tax effect of adjustments (a)	(52)			(22)
		164	0.34		78	0.15
Adjusted income, net of tax		$911	$1.85		$825	$1.66

	Nine Months Ended September 30, 2025			Nine Months Ended September 30, 2024
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$3,400			$3,316
Less: Non-controlling interest, net of tax		61			44
Subtotal		$3,339	$6.75		$3,272	$6.59
Operating income adjustments	$727			$469
Other net benefit credits	(143)			(201)
Investments adjustment	(2)			(2)
Income tax effect of adjustments (a)	(148)			(50)
		434	0.88		216	0.44
Adjusted income, net of tax		$3,773	$7.63		$3,488	$7.03

(a)For items with an income tax impact, the tax effect was calculated using an estimated effective tax rate for each item based on jurisdiction with a blended rate for items occurring in multiple jurisdictions.

Marsh & McLennan Companies, Inc.
Supplemental Information
Three and Nine Months Ended September 30
(Millions) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Consolidated
Compensation and benefits	$3,894	$3,442	$11,639	$10,366
Other operating expenses	1,287	1,147	3,743	3,350
Total expenses	$5,181	$4,589	$15,382	$13,716

Depreciation and amortization expense	$91	$90	$270	$276
Identified intangible amortization expense	133	90	412	269
Total	$224	$180	$682	$545

Risk and Insurance Services
Compensation and benefits	$2,424	$2,095	$7,337	$6,321
Other operating expenses	733	625	2,151	1,832
Total expenses	$3,157	$2,720	$9,488	$8,153

Depreciation and amortization expense	$52	$48	$153	$140
Identified intangible amortization expense	116	77	357	233
Total	$168	$125	$510	$373

Consulting
Compensation and benefits	$1,429	$1,309	$4,190	$3,937
Other operating expenses	535	491	1,547	1,451
Total expenses	$1,964	$1,800	$5,737	$5,388

Depreciation and amortization expense	$25	$25	$74	$88
Identified intangible amortization expense	17	13	55	36
Total	$42	$38	$129	$124

Marsh & McLennan Companies, Inc.
Consolidated Balance Sheets
(Millions)

	(Unaudited) September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$2,511	$2,398
Cash and cash equivalents held in a fiduciary capacity	12,001	11,276
Net receivables	7,906	7,156
Other current assets	1,281	1,287
Total current assets	23,699	22,117

Goodwill and intangible assets	28,620	28,126
Fixed assets, net	820	859
Pension related assets	2,212	1,914
Right of use assets	1,436	1,498
Deferred tax assets	248	237
Other assets	1,748	1,730
TOTAL ASSETS	$58,783	$56,481

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$1,263	$519
Accounts payable and accrued liabilities	3,355	3,402
Accrued compensation and employee benefits	3,089	3,620
Current lease liabilities	332	325
Accrued income taxes	617	376
Dividends payable	441	—
Fiduciary liabilities	12,001	11,276
Total current liabilities	21,098	19,518

Long-term debt	18,317	19,428
Pension, post-retirement and post-employment benefits	791	840
Long-term lease liabilities	1,514	1,590
Liabilities for errors and omissions	285	305
Other liabilities	1,419	1,265

Total equity	15,359	13,535
TOTAL LIABILITIES AND EQUITY	$58,783	$56,481

Marsh & McLennan Companies, Inc.
Consolidated Statements of Cash Flows
(Millions) (Unaudited)

	Nine Months Ended September 30,
	2025	2024
Operating cash flows:
Net income before non-controlling interests	$3,400	$3,316
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	682	545
Non-cash lease expense	219	206
Share-based compensation expense	305	283
Net (gain) on investments, disposition of assets and other	(39)	(87)

Changes in assets and liabilities:
Accrued compensation and employee benefits	(610)	(582)
Provision for taxes, net of payments and refunds	197	233
Net receivables	(388)	(821)
Other changes to assets and liabilities	(196)	(256)
Contributions to pension and other benefit plans in excess of current year credit	(190)	(262)
Operating lease liabilities	(249)	(229)
Net cash provided by (used for) operations	3,131	2,346
Financing cash flows:
Purchase of treasury shares	(1,002)	(900)
Proceeds from issuance of debt	—	988
Repayments of debt	(514)	(1,613)
Payment of bridge loan commitment fees	—	(23)
Net issuance of common stock from treasury shares	64	44
Net distributions of non-controlling interests and deferred/contingent consideration	(110)	(122)
Dividends paid	(1,255)	(1,110)
Change in fiduciary liabilities	231	916
Net cash provided by (used for) financing activities	(2,586)	(1,820)
Investing cash flows:
Capital expenditures	(186)	(240)
Purchases of long-term investments and other	(23)	(17)
Sales of long-term investments	96	17
Dispositions	15	106
Acquisitions, net of cash and cash held in a fiduciary capacity acquired	(224)	(1,042)
Net cash provided by (used for) investing activities	(322)	(1,176)
Effect of exchange rate changes on cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	615	219
Increase (Decrease) in cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	838	(431)
Cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity at beginning of period	13,674	14,152
Cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity at end of period	$14,512	$13,721

Reconciliation of cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity to the Consolidated Balance Sheets
Balance at September 30,	2025	2024
(In millions)
Cash and cash equivalents	$2,511	$1,798
Cash and cash equivalents held in a fiduciary capacity	12,001	11,923
Total cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	$14,512	$13,721

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three Months Ended September 30
(Millions) (Unaudited)
Non-GAAP revenue isolates the impact of foreign exchange rate movements and certain transaction-related items from the current period GAAP revenue. The non-GAAP revenue measure is presented on a constant currency basis, excluding the impact of foreign currency fluctuations. The Company isolates the impact of foreign exchange rate movements period over period, by translating the current period foreign currency GAAP revenue into U.S. Dollars based on the difference in the current and corresponding prior period exchange rates. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue and are consistently excluded from current and prior period GAAP revenues for comparability purposes. Percentage changes, referred to as non-GAAP underlying revenue, are calculated by dividing the period over period change in non-GAAP revenue by the prior period non-GAAP revenue.
The following table provides the reconciliation of GAAP revenue to non-GAAP revenue:

	2025				2024
Three Months Ended September 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Risk and Insurance Services
Marsh (a)	$3,400	$(23)	$(327)	$3,050	$2,934	$(5)	$2,929
Guy Carpenter	398	(2)	2	398	381	—	381
Subtotal	3,798	(25)	(325)	3,448	3,315	(5)	3,310
Fiduciary interest income	109	(1)	(5)	103	138	—	138
Total Risk and Insurance Services	3,907	(26)	(330)	3,551	3,453	(5)	3,448
Consulting
Mercer	1,579	(20)	(65)	1,494	1,452	(3)	1,449
Oliver Wyman Group	886	(14)	(1)	871	810	(4)	806
Total Consulting	2,465	(34)	(66)	2,365	2,262	(7)	2,255
Corporate Eliminations	(21)	—	—	(21)	(18)	—	(18)
Total Revenue	$6,351	$(60)	$(396)	$5,895	$5,697	$(12)	$5,685
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

	2025				2024
Three Months Ended September 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Marsh:
EMEA	$813	$(24)	$(4)	$785	$747	$(1)	$746
Asia Pacific	361	—	—	361	342	(1)	341
Latin America	137	—	—	137	134	—	134
Total International	1,311	(24)	(4)	1,283	1,223	(2)	1,221
U.S./Canada (a)	2,089	1	(323)	1,767	1,711	(3)	1,708
Total Marsh	$3,400	$(23)	$(327)	$3,050	$2,934	$(5)	$2,929
Mercer:
Wealth	$705	$(11)	$(52)	$642	$625	$(2)	$623
Health	555	(4)	(3)	548	520	(1)	519
Career	319	(5)	(10)	304	307	—	307
Total Mercer	$1,579	$(20)	$(65)	$1,494	$1,452	$(3)	$1,449

(a)Acquisitions, dispositions and other in 2025 includes the impact of McGriff.

Note: Amounts in the tables above are rounded to whole numbers.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Nine Months Ended September 30
(Millions) (Unaudited)

The following table provides the reconciliation of GAAP revenue to non-GAAP revenue:

	2025				2024
Nine Months Ended September 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Risk and Insurance Services
Marsh (a)	$10,702	$12	$(1,094)	$9,620	$9,202	$(18)	$9,184
Guy Carpenter	2,281	5	(20)	2,266	2,161	—	2,161
Subtotal	12,983	17	(1,114)	11,886	11,363	(18)	11,345
Fiduciary interest income	311	—	(15)	296	385	—	385
Total Risk and Insurance Services	13,294	17	(1,129)	12,182	11,748	(18)	11,730
Consulting
Mercer (b)	4,573	(5)	(201)	4,367	4,256	(30)	4,226
Oliver Wyman Group	2,577	(17)	(13)	2,547	2,436	(13)	2,423
Total Consulting	7,150	(22)	(214)	6,914	6,692	(43)	6,649
Corporate Eliminations	(58)	—	—	(58)	(49)	—	(49)
Total Revenue	$20,386	$(5)	$(1,343)	$19,038	$18,391	$(61)	$18,330
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

	2025				2024
Nine Months Ended September 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Marsh:
EMEA	$2,878	$(20)	$—	$2,858	$2,684	$(4)	$2,680
Asia Pacific	1,105	6	2	1,113	1,069	(7)	1,062
Latin America	393	18	2	413	396	—	396
Total International	4,376	4	4	4,384	4,149	(11)	4,138
U.S./Canada (a)	6,326	8	(1,098)	5,236	5,053	(7)	5,046
Total Marsh	$10,702	$12	$(1,094)	$9,620	$9,202	$(18)	$9,184
Mercer:
Wealth (b)	$2,060	$(7)	$(164)	$1,889	$1,909	$(72)	$1,837
Health (b)	1,757	5	(11)	1,751	1,605	42	1,647
Career	756	(3)	(26)	727	742	—	742
Total Mercer	$4,573	$(5)	$(201)	$4,367	$4,256	$(30)	$4,226

(a)Acquisitions, dispositions and other in 2025 includes the impact of McGriff.
(b)Acquisitions, dispositions and other in 2024 includes a net gain of $21 million from the sale of the U.K. pension administration and U.S. health and benefits administration businesses, that comprised of a $66 million gain in Wealth, offset by a $45 million loss in Health.

Note: Amounts in the tables above are rounded to whole numbers.